Exhibit 10.40

SETTLEMENT AGREEMENT

    This Settlement Agreement (this “Agreement”) is entered into among (a) the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS), the Defense Health Agency (DHA), acting on behalf of the TRICARE Program; the Office of Personnel Management (OPM), which administers the Federal Employees Health Benefits Program (FEHBP); and the United States Department of Veterans Affairs (VA) (collectively, the “United States”); (b) Endo Health Solutions Inc. (“Endo”); and (c) relator Loretta Reed (“Relator”), through their authorized representatives. Collectively, all of the above will be referred to as “the Parties.”
RECITALS
    A.    At all relevant times, Endo, a Delaware corporation, manufactured, marketed, and sold pharmaceutical products in the United States, including long-acting opioid analgesics Opana ER and Opana ER with INTAC (collectively, “Opana ER”). Opana ER is an opioid drug whose label contained “black box” warnings of serious risks from taking the drug, such as addiction and respiratory depression, which can lead to death.
    B.    On April 29, 2019, Relator filed a qui tam action against Endo and others in the United States District Court for the Southern District of Florida captioned United States ex rel. Reed v. Endo International PLC, et al., No. 9:19-cv-80574 (S.D. Fla.), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b) and the analogous provisions of a number of state and local false claims acts (the “Civil Action”).

    C.    On August 16, 2022 (the “Petition Date”), Endo and seventy-five affiliated entities (collectively, the “Initial Debtors”) each filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “S.D.N.Y. Bankruptcy Court”). On May 25, 2023 and May 31, 2023, a total of four additional entities (together with the Initial Debtors, the “Debtors”) filed voluntary petitions under Chapter 11 of the Bankruptcy Code. The Debtors are operating their businesses and managing their properties as debtors in possession pursuant to Bankruptcy Code §§ 1107(a) and 1108. On August 17, 2022, the S.D.N.Y. Bankruptcy Court entered an order authorizing the joint administration and procedural consolidation of the Debtors’ chapter 11 cases pursuant to Federal Rule of Bankruptcy Procedure 1015(b) under the case captioned In re Endo International PLC, et al., No. 22-22549 (Bankr. S.D.N.Y.) (the “Chapter 11 Cases”) (Jointly Administered). The Debtors in the Chapter 11 Cases are listed in Exhibit A hereto along with the last four digits of each Debtor’s registration number in the applicable jurisdiction.
D.    On May 30, 2023, the United States Department of Justice, Civil Division, Fraud Section (“Fraud Section”) filed Claim No. 3157 on behalf of HHS, DHA, OPM, and VA against Endo in the Chapter 11 Cases, alleging that from 2011 to 2017 Endo knowingly caused the submission of false and fraudulent claims to federal healthcare programs for prescriptions of Opana ER without a medically accepted indication.
E.    On such date as may be determined by the Court, Endo will plead guilty pursuant to Fed. R. Crim. P. l l(c)(l)(C) (the “Plea Agreement”) to an Information to be filed in United States v. Endo Health Solutions Inc., Criminal Action No. [to be assigned] (E.D. Mich.) (the “Criminal Action”) that will allege a single misdemeanor violation of Title 21, United States

Code, Sections 331(a), 333(a)(1) and 352(f)(1), namely, the introduction into interstate commerce of a misbranded drug, Opana ER.
    F.    The United States contends that Endo caused to be submitted claims for payment to the Medicare Program, Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395lll (Medicare); the Medicaid Program, 42 U.S.C. §§ 1396-1396w-5 (Medicaid); the TRICARE Program, 10 U.S.C. §§ 1071-1110b (TRICARE); the FEHBP, 5 U.S.C. §§ 8901-8914; and the Department of Veterans Affairs, Veterans Health Administration, 38 U.S.C. Chapter 17 (VA) (collectively, the “Federal Healthcare Programs”).
    G.    The United States contends that it has certain civil claims against Endo arising from Endo’s marketing, promotion and sale, and manufacturing of Opana ER from 2011 to 2017, as alleged in the Addendum to the Fraud Section’s Claim No. 3157 filed in the Chapter 11 Cases, attached hereto in Exhibit B. The conduct set forth in this Paragraph G is referred to below as the “Covered Conduct.”
H.    On December 19, 2023, the Debtors filed an amended chapter 11 plan of reorganization in the S.D.N.Y. Bankruptcy Court, which will incorporate the terms of this Agreement and the transactions contemplated hereunder. Pursuant to the chapter 11 plan, substantially all of the Debtors’ assets will be directly or indirectly acquired by an entity (including its ultimate parent, the “Buyer”) which will be owned on the effective date of such plan by certain of the Debtors’ creditors.
I.    This Agreement is neither an admission of wrongdoing or liability by Endo or by the Debtors nor a concession by the United States that its claims are not well founded. Endo and the Debtors deny all allegations in Claim No. 3157 and deny that they engaged in the Covered Conduct.

    J.    Relator claims entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Agreement and to Relator’s reasonable expenses, attorneys’ fees and costs.
    To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the United States’ claims, and in consideration of the mutual promises and obligations of this Agreement, the Parties agree and covenant as follows:
TERMS AND CONDITIONS
    1.    The Debtors agree that the United States shall have an allowed, not subject to reconsideration or subordination, general unsecured claim in the Chapter 11 Cases in the amount of Four Hundred Seventy-Five Million Six Hundred Thousand Dollars ($475,600,000) (“Civil Settlement Claim Amount”). The Civil Settlement Claim Amount shall be deemed satisfied as provided for in the U.S. Government Settlement Agreement as defined in Paragraph 2 below.
    2.     The chapter 11 plan and supporting documents, including the U.S. Government Settlement Agreement (defined below) and this Agreement, shall provide for the allowance and treatment of Claim No. 3157 and any other potential claims associated with the Covered Conduct to the extent set forth in this Agreement. The satisfaction in full of the Civil Settlement Claim Amount shall be provided for in a separate agreement (the “U.S. Government Settlement Agreement”) consistent with the DOJ Economic Term Sheet1 and otherwise in form and substance satisfactory to the Debtors, the United States, and the Buyer, to be docketed in the Chapter 11 Cases, and subject to the approval of the S.D.N.Y. Bankruptcy Court as set forth herein. Only the amount(s) up to Two Hundred Thirty-Two Million Dollars ($232,000,000.00) paid to the United States in satisfaction of the Civil Settlement Claim Amount shall constitute restitution to the United States.
1 “DOJ Economic Term Sheet” means that term sheet appended as Exhibit A to the Notice of Filing of Term Sheet filed at docket no. 3118 on the docket of the Chapter 11 Cases.

    3.    Conditioned upon either (a) the United States exercising its Call Right and receiving the Prepayment Amount as specified in the U.S. Government Settlement Agreement, (b) the Purchaser Parent exercising its right to pay the Prepayment Amount as specified in the U.S. Government Settlement Agreement, or (c) the United States receiving an installment payment as specified in the U.S. Government Settlement Agreement, and as soon as feasible after receipt, the United States shall pay to the Relator a fifteen (15) percent share of the actual amount that the United States receives in satisfaction of the Civil Settlement Claim Amount by electronic funds transfer (the “Relator’s Share”). If the United States receives payment in installment payments, the Relator shall receive a fifteen (15) percent share of each installment payment in satisfaction of the Civil Settlement Claim Amount. For avoidance of doubt, other than as specified in this Agreement, Relator has no entitlement to a share of any other claim by the United States against Endo, whether civil, criminal, or administrative.
    4.    Endo agrees to pay Relator’s reasonable expenses, attorneys’ fees and costs on the effective date of the chapter 11 plan of reorganization, as contemplated by 31 U.S.C. § 3730(d) and comparable provisions of any applicable state statutes, in the amount of $75,000, and will do so in accordance with written instructions to be provided by Relator’s counsel, in full and complete satisfaction of Relator’s claims for attorneys’ fees, expenses, and costs. No additional attorneys’ fees, expenses, or costs, whether related to 31 U.S.C. § 3730(d)(1) or otherwise, shall be paid to or claimed by Relator or her counsel.
    5.    Subject to the exceptions in Paragraph 8 (concerning reserved claims) below, and conditioned on Paragraphs 1 and 2 above and Paragraph 11 (concerning treatment of claims in the Chapter 11 Cases) below and the United States’ receipt of any payment as specified in the U.S. Government Settlement Agreement, the United States releases Endo together with its current and former parent corporations; direct or indirect subsidiaries; brother or sister corporations; divisions; current or former corporate owners; and the corporate successors and assigns of any of them (collectively, the “Released Entities”) from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729–3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801–3812; or the common law theories of payment by mistake, unjust enrichment, nuisance, and fraud.
6.    Endo understands and acknowledges that as a result of the guilty plea described in Paragraph E of the Preamble above, it will be excluded pursuant to 42 U.S.C. § 1320a-7(a)(1) from Medicare, Medicaid, and all other Federal health care programs, as defined in 42 U.S.C. § 1320a-7b(f).  Such exclusion shall have national effect and shall be effective after Endo has been convicted, as defined in 42 U.S.C. § 1320a-7(i), and after notice has been provided in accordance with 42 U.S.C. § 1320a-7(c) and 42 C.F.R. §§ 1001.2001–1001.2002.  After Endo is excluded, Federal health care programs shall not pay anyone for items or services, including administrative and management services furnished, ordered, or prescribed by Endo in any capacity.
7.     Conditioned upon either (a) the United States’ exercising its Call Right and receiving the Prepayment Amount as specified in the U.S. Government Settlement Agreement, (b) the Purchaser Parent exercising its right to pay the Prepayment Amount and the United States receiving the Prepayment Amount as specified in the U.S. Government Settlement Agreement, or (c) the United States receiving an installment payment as specified in the U.S. Government Settlement Agreement, Relator, for herself and for her heirs, successors, attorneys, agents, and assigns, releases the Released Entities together with their current or former owners, officers, directors, employees, agents, shareholders, and attorneys; and the heirs, representatives, family members, successors and assigns of any of them) from claims for relief, actions, rights, causes of action, suits, debts, obligations, liabilities, demands, losses, damages, costs and expenses of any kind, whether known or unknown as of the Effective Date that Relator has, may have, could have asserted, or may assert in the future against the Released Entities on her behalf, on behalf of the United States, on behalf of any state or local government or sovereign, or on behalf of any other person or entity, including but not limited to any claim relating to in any way the Covered Conduct, the allegations in the qui tam complaint, the investigation and prosecution of this matter, or the negotiation of the Agreement, any claims for attorneys’ fees, costs, or expenses, including under 31 U.S.C. § 3730(d) or any other state or local law that is similar, comparable, or equivalent to 31 U.S.C. § 3730(d) (including, without limitation, the law governing each claim set forth in the qui tam complaint), including all liability, claims, demands, actions or causes of action existing as of the Effective Date, fixed or contingent, in law or in equity, in contract or in tort, or under any federal or state statute, regulation, or common law; provided however, that Relator’s release of her state false claims act claims shall not become effective until the earlier of: (a) the adjudication by the United States District Court for the Southern District of Florida of the majority of Relator’s claim(s) to a relator’s share under any state law that is similar, comparable, or equivalent to 31 U.S.C. § 3730(d); (b) the settlement or resolution of the majority of such claim(s); or (c) two (2) calendar years after the effective date of the plan of reorganization in the chapter 11 cases. Notwithstanding anything to the contrary herein, Relator’s state false claims act claim(s) shall not impose any liability or obligation on the Released Entities after the Effective Date of this Agreement. Relator represents and warrants that she has not assigned or transferred any of her claims to any person, entity, or thing.

    8.    Notwithstanding the releases given in Paragraph 5 of this Agreement, or any other term of this Agreement, the following claims and rights of the United States are specifically reserved and are not released under this Agreement:
a.    Any liability arising under Title 26, U.S. Code (Internal Revenue Code);
b.    Any criminal liability;
c.    Except as explicitly stated in this Agreement, any administrative liability or enforcement right, including mandatory or permissive exclusion from Federal Healthcare Programs;
d.    Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;
e.    Any liability based upon obligations created by this Agreement;
f.    Any liability of individuals;
g.    Any liability of corporate entities other than the Released Entities;
h.     Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services;
i.    Any liability for failure to deliver goods or services due; and
j.    Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct.
    9.    Relator and her heirs, successors, attorneys, agents, and assigns shall not object to this Agreement but agree and confirm that this Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B). Conditioned upon Relator’s receipt of the Relator’s Share, Relator and her heirs, successors, attorneys, agents, and assigns fully and finally release, waive, and forever discharge the United States, its agencies, officers, agents, employees, and servants, from any claims arising from the filing of the Civil Action or under 31 U.S.C. § 3730, and from any claims to a share of the proceeds of this Agreement, the U.S. Government Settlement Agreement, the Civil Action, the Criminal Action, and/or any recovery by the United States relating to Endo.
    10.    Subject to the exceptions in Paragraph 7, Relator, for herself, and for her heirs, successors, attorneys, agents, and assigns, releases the Released Entities, and their officers, agents, and employees, from any liability to Relator arising from the filing of the Civil Action, or under 31 U.S.C. § 3730(d) or any other state or local law that is similar, comparable, or equivalent to 31 U.S.C. § 3730(d) (including, without limitation, the law governing each claim set forth in the qui tam complaint) for expenses or attorneys’ fees and costs.
    11.    In connection with the Chapter 11 Cases, the United States and Endo and the Debtors agree:
        a.     The Debtors shall file a motion or other appropriate request (an “Approval Motion”) seeking approval to enter into and perform this Agreement, which may include seeking such approval as part of the Debtors’ seeking confirmation of a chapter 11 plan. Before filing such Approval Motion, the Debtors shall obtain the United States’ consent as to form of such Approval Motion or the applicable provisions of a chapter 11 plan related to approval of this Agreement (not to be unreasonably withheld).
        b.    The proposed order approving the Debtors’ performance hereunder shall provide that, upon the Effective Date, the Civil Settlement Claim Amount shall not be subordinated, disallowed, or reconsidered in these Chapter 11 Cases, including based on 11

U.S.C. §§ 510, 726(a)(4) or for any other reason, and shall be fully satisfied through the approval of, and the Buyer’s entry into, the U.S. Government Settlement Agreement.
        c.    The Debtors will not propose a sale, chapter 11 plan of reorganization, or liquidation that is materially inconsistent with this Agreement unless this Agreement is rescinded.
        d.     Endo and the United States each have the option to rescind this Agreement in all respects in the event of any of the following:
    (1)     If the S.D.N.Y. Bankruptcy Court does not grant the Approval Motion.
    (2)    If the S.D.N.Y. Bankruptcy Court does not grant the Debtors’ motion or other appropriate request seeking approval to enter into and perform under the Plea Agreement.
    (3)    If the S.D.N.Y. Bankruptcy Court does not grant the Debtors’ motion or other appropriate request seeking approval to enter into and perform under the U.S. Government Settlement Agreement.
    (4)    If the S.D.N.Y. Bankruptcy Court does not confirm a chapter 11 plan of reorganization submitted by the Debtors that contemplates the Debtors’ entry into this Agreement (a “Plan”).
    (5)    If, upon the exercise of their fiduciary duties, the Debtors withdraw or abandon any Plan.
e.    Nothing in this Agreement shall affect the United States’ right to object to any proposed chapter 11 plan of reorganization or liquidation for any reason not covered by this Agreement.

12.    Nothing in this Agreement exempts the United States or Relator from or otherwise grants any relief under the bar date order, to the extent applicable, entered in the Chapter 11 Cases on April 3, 2023, as amended on June 23, 2023 and July 14, 2023 with respect to the Debtors.
    13.    If Endo defaults on any material obligation under this Agreement; if there is a dismissal or conversion of the Chapter 11 Cases, voluntary or otherwise; or if the Debtors’ obligations under this Agreement are voided for any reason, the United States in its sole discretion may elect to rescind the releases in this Agreement and pursue the Civil Action or bring any civil and/or administrative claims, actions, or proceedings against Endo for the Covered Conduct. In the event of a rescission, the United States fully reserves any and all setoff and recoupment rights, claims, and defenses as to the Debtors that the United States may have, and the United States may pursue its claims in the Chapter 11 Cases as well as in any other case, action, or proceeding, in each case, subject to applicable law. In the event of a rescission, the Debtors fully reserve all rights, claims, privileges, and defenses with respect to the United States or Relator and any claims that the United States or Relator may assert, including any claim, case, action or proceeding in connection with the Covered Conduct.
    14.     If Endo or the Debtors exercise the option of recission pursuant to Paragraph 11 of this Agreement or if the United States exercises the option of rescission pursuant to any Paragraph of this Agreement, the Agreement will be rescinded except for Paragraphs 11, 13, 14, and 27. If this Agreement is rescinded for any reason, the Debtors will not plead, argue or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel, or similar theories, to any civil or administrative claims, actions or proceedings that are brought by the United States within sixty (60) calendar days of written notification that the releases have been rescinded, except to the extent such defenses were available on the last date that this Agreement is executed by any Party.
15.    The satisfaction of the Civil Settlement Claim Amount, as provided for in the U.S. Government Settlement Agreement, represents the amount the United States is willing to accept in compromise of its civil claims arising from the Covered Conduct and such other claims that are resolved in connection with the U.S. Government Settlement Agreement due solely to the Debtors’ financial condition.
    16.    Endo waives and shall not assert any defenses Endo may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action.
17.    Endo fully and finally releases the United States, its agencies, officers, agents, employees, and servants, from any claims (including attorneys’ fees, costs, and expenses of every kind and however denominated) that Endo has asserted, could have asserted, or may assert in the future against the United States, its agencies, officers, agents, employees, and servants, related to the Covered Conduct, the United States’ investigation or prosecution thereof, or the Civil Action other than any liability based upon obligations created by this Agreement; provided that the releases described in this paragraph shall be withdrawn and rescinded without need for further action by Endo if the United States’ releases described in Paragraph 5 of this Agreement are rescinded for any reason, including pursuant to Paragraph 13 of this Agreement.
    18.    Conditioned on the effectiveness of the releases in Paragraphs 5 and 7 of this Agreement and subject to the reservation at the end of this Paragraph, Endo fully and finally releases Relator from any claims (including attorneys’ fees, costs, and expenses of every kind and however denominated) that Endo has asserted, could have asserted, or may assert in the future against the Relator, related to the Covered Conduct, Relator’s investigation or prosecution thereof, or the Civil Action other than any liability based upon obligations created by this Agreement. Endo specifically reserves and does not release its right to contest on any basis any claim by Relator to an award of expenses, attorneys’ fees, and costs.
    19.    The Civil Settlement Claim Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare contractor (e.g., Medicare Administrative Contractor, fiscal intermediary, or carrier), TRICARE, FEHBP, or any state payer, related to the Covered Conduct; and Endo agrees not to resubmit to any Medicare contractor, TRICARE, FEHBP, or any state payer any previously denied claims related to the Covered Conduct, agrees not to appeal any such denials of claims, and agrees to withdraw any such pending appeals.
    20.    Endo agrees to the following:
        a.    Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47; and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395lll and 1396-1396w-5; and the regulations and official program directives promulgated thereunder) incurred by or on behalf of Endo, its present or former officers, directors, employees, shareholders, and agents in connection with:
(1)    the matters covered by this Agreement and any related plea agreement;
(2)    the United States’ audit(s) and civil and any criminal investigation(s) of the matters covered by this Agreement;

(3)    Endo’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil and any criminal investigation(s) in connection with the matters covered by this Agreement (including attorneys’ fees);
(4)    the negotiation and performance of this Agreement, the U.S. Government Settlement Agreement, and any related plea agreement; and
(5)    the payment the United States receives pursuant to this Agreement and the U.S. Government Settlement Agreement and any payments that Relator might receive, including costs and attorneys’ fees;
are unallowable costs for government contracting purposes and under the Medicare, Medicaid, TRICARE, and FEHBP Programs (hereinafter referred to as Unallowable Costs).
        b.    Future Treatment of Unallowable Costs: Unallowable Costs shall be separately determined and accounted for by Endo, and Endo shall not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by Endo or any of its subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.
        c.    Treatment of Unallowable Costs Previously Submitted for Payment: Endo further agrees that within ninety (90) days of the Effective Date of this Agreement it shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid fiscal agents and FEHBP carriers and/or contractors, any Unallowable Costs (as defined in this paragraph) included in payments previously sought from the United States, or any State Medicaid program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by Endo or any of its subsidiaries or affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs. Endo agrees that the United States, at a minimum, shall be entitled to recoup from Endo any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.
    Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by Endo or any of its subsidiaries or affiliates on the effect of inclusion of Unallowable Costs (as defined in this paragraph) on Endo or any of its subsidiaries or affiliates’ cost reports, cost statements, or information reports.
        d.    Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine Endo’s books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this paragraph.
    21.    Endo agrees to reasonably cooperate fully and truthfully with the United States’ investigation relating to the Covered Conduct of individuals and entities not released in this Agreement. Upon reasonable notice, Endo shall encourage, and agrees not to impair, the cooperation of its directors, officers, and employees, and shall use its reasonable best efforts to make available, and encourage, the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals. Unless already produced or publicly available, Endo further agrees to furnish to the United States, upon reasonable request, complete and unredacted copies of all non-privileged documents, reports, memoranda of interviews, and records in its possession, custody, or control concerning any investigation of the Covered Conduct that it has undertaken, or that has been performed by another on its behalf. Notwithstanding any provision of this Agreement, (1) Endo is not required to request of their current or former officers, agents, or employees that they forgo seeking the advice of an attorney or that they act contrary to that advice; (2) Endo is not required to take any action against their officers, agents, or employees for following their attorney’s advice; and (3) Endo is not required to waive or furnish to the United States any materials subject to any privilege or claim of work product protection. Endo’s obligations as set forth in this paragraph will terminate one hundred eighty (180) calendar days after the Effective Date.
    22.    This Agreement is intended to be for the benefit of the Parties, entities and individuals referenced herein only. The Parties do not release any claims against any other person or entity, except to the extent provided for herein and in Paragraph 23 (waiver for beneficiaries paragraph) below.
    23.    Endo agrees that it waives and shall not seek payment for any of the healthcare billings covered by this Agreement from any healthcare beneficiaries or their parents, sponsors, legally responsible individuals, or third-party payors based upon the claims defined as Covered Conduct.
    24.     Within five (5) business days of the Agreement Effective Date in the U.S. Government Settlement Agreement, the Parties shall promptly sign and file in the Civil Action a Joint Stipulation of Dismissal of the Civil Action pursuant to Rule 41(a)(1).

    25.    Except as provided in Paragraph 4 above, each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.
    26.    Each Party and signatory to this Agreement represents that it freely and voluntarily enters into this Agreement without any degree of duress or compulsion.
    27.    This Agreement is governed by the laws of the United States. The venue for any dispute relating to this Agreement is the United States District Court for the Southern District of Florida, provided that disputes regarding any provisions of this Agreement related to the Chapter 11 Cases may also be heard by the S.D.N.Y. Bankruptcy Court, including but not limited to Paragraphs 1, 2, 5, 7, 8, 11, 12, 13, 14, 15, 27, 31, and 34. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.
    28.    This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties. Forbearance by the United States from pursuing any remedy or relief available to it under this Agreement shall not constitute a waiver of rights under this Agreement.
    29.    The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.
    30.    This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

    31.    This Agreement is binding on Endo’s and the Debtors’ successors, transferees, heirs, and assigns, including any reorganized debtor, in any and all forms, or trustee appointed in these Chapter 11 Cases or under a confirmed plan.
    32.    This Agreement is binding on Relator’s successors, transferees, heirs, assigns, agents, and representatives.
    33.    All Parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.
    34.    This Agreement is effective on the day that the last of the following events has occurred (the “Effective Date”): (1) the date that the S.D.N.Y. Bankruptcy Court approves Endo’s performance hereunder and (2) the effective date of any confirmed Plan. Facsimiles and electronic transmissions of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.
[Signature Page(s) Follow]

THE UNITED STATES OF AMERICA

DATED: 2/28/2024        BY:    /s/ Natalie A. Waites
                    NATALIE A. WAITES
                    CHRISTOPHER TERRANOVA
                    Attorneys
                    Commercial Litigation Branch
                    Civil Division
                    United States Department of Justice

DATED: 2/28/2024        BY:    /s/ Matthew J. Feeley
                    MATTHEW J. FEELEY
                    Assistant United States Attorney
                    United States Attorney’s Office
                    Southern District of Florida

DATED: 2024.02.26        BY:    /s/ Susan Gillin
                    SUSAN E. GILLIN
                    Assistant Inspector General for Legal Affairs
                    Office of Counsel to the Inspector General
                    Office of Inspector General
                    United States Department of Health and Human Services

DATED: 02/26/2024        BY:    Digitally signed by BLEY.PAUL.NICHOLAS
                    SALVATORE M. MAIDA
                for    General Counsel
                    United States Department of Defense

DATED: 2024.02.28        BY:    /s/ Edward Deharde
                    EDWARD M. DEHARDE
                    Deputy Associate Director of Federal Employee
                     Insurance Operations
                    Healthcare and Insurance
                    United States Office of Personnel Management

DATED: 2024.02.27        BY:    /s/ Paul St. Hillaire
                    PAUL ST. HILLAIRE
                    Assistant Inspector General for Legal & Legislative Affairs
Office of the Inspector General
                    United States Office of Personnel Management

ENDO

DATED: 2/28/2024        BY:    /s/ Matthew Maletta
                MATTHEW MALETTA
                    Executive Vice President, Chief Legal Officer and Secretary
                    Endo Health Solutions Inc.

DATED: 2/28/2024        BY:    /s/ Carole S. Rendon
                CAROLE S. RENDON
                    Baker Hostetler LLP
                    Counsel for Endo Health Solutions Inc.

RELATOR LORETTA REED

DATED: 2/23/24        BY:    /s/ Loretta Reed
                    LORETTA REED

DATED: 2-23-2024        BY:    /s/ Eric L. Young
                    ERIC L. YOUNG
                    Young Law Group
                    Counsel for Loretta Reed

EXHIBIT A – LIST OF DEBTORS

1.    70 Maple Avenue, LLC (1491);
2.    Actient Pharmaceuticals LLC (7232);
3.    Actient Therapeutics LLC (2019);
4.    Anchen Incorporated (8760);
5.    Anchen Pharmaceuticals, Inc. (9179);
6.    Astora Women’s Health Ireland Limited (5829);
7.    Astora Women’s Health, LLC (0427);
8.    Auxilium International Holdings, LLC (9643);
9.    Auxilium Pharmaceuticals, LLC (6883);
10.    Auxilium US Holdings, LLC (8967);
11.    Bermuda Acquisition Management Limited (N/A);
12.    BioSpecifics Technologies LLC (4851);
13.    Branded Operations Holdings, Inc. (6945);
14.    DAVA International, LLC (9945);
15.    DAVA Pharmaceuticals, LLC (7354);
16.    Endo Aesthetics LLC (0218);
17.    Endo Bermuda Finance Limited (4093);
18.    Endo Designated Activity Company (7135);
19.    Endo Eurofin Unlimited Company (2009);
20.    Endo Finance IV Unlimited Company (2779);
21.    Endo Finance LLC (6481);
22.    Endo Finance Operations LLC (6355);
23.    Endo Finco Inc. (5794);
24.    Endo Generics Holdings, Inc. (4834);
25.    Endo Global Aesthetics Limited (2898);
26.    Endo Global Biologics Limited (2735);
27.    Endo Global Development Limited (4785);
28.    Endo Global Finance LLC (7754);
29.    Endo Global Ventures (4244);
30.    Endo Health Solutions Inc. (2871);
31.    Endo Innovation Valera, LLC (3622);
32.    Endo International plc (3755);
33.    Endo Ireland Finance II Limited (0535);
34.    Endo LLC (6640);
35.    Endo Luxembourg Finance Company I S.à r.l. (3863);
36.    Endo Luxembourg Holding Company S.à.r.l. (7168);
37.    Endo Luxembourg International Financing S.à.r.l. (2905);
38.    Endo Management Limited (4866);
39.    Endo Par Innovation Company, LLC (2435);
40.    Endo Pharmaceuticals Finance LLC (5768);
41.    Endo Pharmaceuticals Inc. (5829);
42.    Endo Pharmaceuticals Solutions Inc. (7911);
43.    Endo Pharmaceuticals Valera Inc. (9931);
44.    Endo Procurement Operations Limited (7840);
45.    Endo TopFin Limited (8086);
46.    Endo U.S. Inc. (0786);
47.    Endo US Holdings Luxembourg I S.à.r.l. (7910);
48.    Endo Ventures Aesthetics Limited (9967);
49.    Endo Ventures Bermuda Limited (0688);
50.    Endo Ventures Cyprus Limited (1544);
51.    Endo Ventures Limited (6029);
52.    Generics Bidco I, LLC (6905);

53.    Generics International (US) 2, Inc. (5075);
54.    Generics International (US), Inc. (6489);
55.    Generics International Ventures Enterprises LLC (4685);
56.    Hawk Acquisition Ireland Limited (4776);
57.    Innoteq, Inc. (3381);
58.    JHP Acquisition, LLC (7861);
59.    JHP Group Holdings, LLC (7688);
60.    Kali Laboratories 2, Inc. (6751);
61.    Kali Laboratories, LLC (4898);
62.    Luxembourg Endo Specialty Pharmaceuticals Holding I S.à r.l. (0601);
63.    Moores Mill Properties L.L.C. (9523);
64.    Operand Pharmaceuticals Holdco II Limited (0648);
65.    Operand Pharmaceuticals Holdco III Limited (0649);
66.    Operand Pharmaceuticals II Limited (1365);
67.    Operand Pharmaceuticals III Limited (1366);
68.    Paladin Labs Canadian Holding Inc. (N/A);
69.    Paladin Labs Inc. (1410);
70.    Par Laboratories Europe, Ltd. (9597);
71.    Par Pharmaceutical 2, Inc. (4895);
72.    Par Pharmaceutical Companies, Inc. (8301);
73.    Par Pharmaceutical Holdings, Inc. (3135);
74.    Par Pharmaceutical, Inc. (8342);
75.    Par Sterile Products, LLC (0105);
76.    Par, LLC (1286);
77.    Quartz Specialty Pharmaceuticals, LLC (5368);
78.    Slate Pharmaceuticals, LLC (6201);
79.    Timm Medical Holdings, LLC (8744); and
80.    Vintage Pharmaceuticals, LLC (7882).

23